UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-00439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2701 Regent Boulevard, Suite 200, DFW Airport, Texas 75261
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 329-1600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 17, 2011, American Locker Group Incorporated (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that David C. Shiring had been appointed Chief Financial Officer. Paul M. Zaidins, who previously held this position, remains President and Chief Operating Officer.

Exhibit No.	Description

99.1	Press release, dated June 17, 2011
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 14, 2011, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted upon two proposals. The proposals are described in detail in the Company’s definitive proxy statement filed on May 13, 2011. A brief description of the proposal and the final results of the votes for each matter follow.
     1. The stockholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s 2012 Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified.

Nominee for Director	For	Withheld	Broker Non-Votes
Craig R. Frank	613,278	209,813	520,698
John E. Harris	634,744	187,197	520,698
Graeme L. Jack	597,387	230,275	520,698
Anthony B. Johnston	612,772	209,169	520,698
Paul B. Luber	662,886	159,055	520,698
Mary A. Stanford	774,363	45,578	520,698
Allen D. Tilley	591,654	230,287	520,698
     2. The stockholders ratified the appointment of Travis, Wolff & Company, LLP as the independent auditor of the Company for the fiscal year ending December 31, 2011.

For	Against	Abstentions
1,342,471	16	152

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
By:	/s/ Paul M. Zaidins
	Name:	Paul M. Zaidins
	Title:	President and Chief Operating Officer

Date: June 17, 2011

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